Exhibit 99.2

FOR IMMEDIATE RELEASE

BioDelivery Sciences Files Shelf Registration

RALEIGH, N.C., January 22, 2009 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced today that it has filed a universal shelf registration statement with the Securities and Exchange Commission (SEC).

The shelf registration, when effective, will permit BDSI to sell from time to time, in one or more public offerings, shares of common stock, preferred stock, secured or unsecured debt securities, warrants, rights to purchase any of the foregoing securities or units comprised of, or other combinations of, the foregoing securities. The terms of any such offerings would be established at the time of the offering. BDSI does not have any commitments or current intentions to sell securities under the registration statement.

Commenting on the filing, Dr. Mark A. Sirgo, President and Chief Executive Officer of BDSI, stated, “With the closing of the recent $6 million financial transaction with Meda AB, we have no capital raises currently planned, and we expect to continue to be prudent in managing our finances in 2009. However, we believe that this shelf registration will provide us with the flexibility over the next few years to access the capital markets should the need arise as we build our business and pipeline of products.”

The securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the prospectus included in the registration statement may be obtained at the SEC’s website at www.sec.gov. In addition, BDSI will file a prospectus supplement with the SEC in connection with any future offering under the shelf registration statement. When available, copies of the prospectus, and any prospectus supplement relating to a particular offering, may be obtained by contacting BDSI at (919) 582-9050.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ:BDSI) is a specialty pharmaceutical company that is focused on developing innovative products to address growing market opportunities, including conditions such as pain. The company utilizes its owned and licensed patented drug delivery technologies to develop, partner, and commercialize new products using proven therapeutics. BDSI’s pain franchise currently consists of two products in development utilizing the Company’s patented BEMA™ buccal soluble film technology: ONSOLIS™, a potential treatment for

FOR IMMEDIATE RELEASE

“breakthrough” pain in opioid tolerant patients with cancer, and BEMA™ Buprenorphine, a second analgesic with at least one potential target indication for the treatment of moderate to severe pain. The company is working with its BEMA technology and its patented Bioral™ cochleate technology on products targeted at conditions common to oncology and surgical patients such as pain and infections. The company headquarters is located in Raleigh, North Carolina, and its principal laboratory is located in Newark, New Jersey. For more information please visit www.biodeliverysciences.com.

Cautionary Note on Forward-Looking Statements

Except for the historical information contained herein, this press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects”, “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation: (i) actual sales results and royalty or milestone payments, if any, (ii) the application and availability of corporate funds and the Company’s need for future funds, or (iii) the timing for completion, and results of, scheduled or additional clinical trials and the FDA’s or other regulatory review and/or approval and commercial launch of the Company’s formulations and products and regulatory filings related to the same, may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Contact

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

+1 919-582-9050

amedwar@bdsinternational.com